Exhibit 10.2
As of July 16, 2010

Mr. Louis V. Aronson
President and Chief Executive Officer
Ronson Corporation
Corporate Park III, Campus Drive

Somerset, NJ 08875

Dear Mr. Aronson:

Reference is made to the Agreement dated March 30, 2009, as previously amended (the “Agreement”) between Getzler Henrich & Associates LLC (“Getzler Henrich”) and Ronson Corporation (together with its subsidiaries, the “Company”).

By signing below, please confirm that:

(i)           The date "July 31, 2010" in the two places where it appears in the Agreement is amended to be "August 31, 2010"; provided, that this extension shall become effective only if the Company is not a debtor in a bankruptcy proceeding as of July 31, 2010; and

(ii)           On and as of July 3, 2010, the Company owes $1,909,981.52, consisting of $1,709,981.52 in fees and expenses and $200,000 in Signing Bonus, to Getzler Henrich under the Agreement, and such amount is owing and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever.

Should another extension to the term of the Agreement be required, Getzler Henrich will furnish the Company a proposed extension letter on or before August 19, 2010.

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The Agreement is, in all other respects, ratified and confirmed.

Very truly yours,
GETZLER HENRICH & ASSOCIATES LLC
By:	/s/ Joel Getzler
Joel Getzler
Vice Chairman
Agreed to and accepted:

RONSON CORPORATION By: /s/Louis V. Aronson II Name: Louis V. Aronson II Title: President and Chief Executive Officer
RONSON CONSUMER PRODUCTS CORPORATION By: /s/Louis V. Aronson II Name: Louis V. Aronson II Title: President and Chief Executive Officer
RONSON AVIATION, INC. By: /s/Louis V. Aronson II Name: Louis V. Aronson II Title: President and Chief Executive Officer
RONSON CORPORATION OF CANADA LTD. By: /s/Louis V. Aronson II Name: Louis V. Aronson II Title: President and Chief Executive Officer
Consented to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Peter Gannon
Name:	Peter Gannon
Title:	Vice President